Exhibit 5.1
June 1, 2009
National Dentex Corporation
Board of Directors
2 Vision Drive
Natick, MA 01760

Re:	Registration Statement on Form S-8/Amendment to 1992 Employees’ Stock Purchase Plan
Ladies and Gentlemen:
This opinion is rendered to National Dentex Corporation, a Massachusetts corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to 250,000 shares of Common Stock, par value $.01 per share (the “Shares”), of the Company to be issued in connection with the Third Amendment (the “Amendment”) to the Company’s 1992 Employees’ Stock Purchase Plan (as amended by the Amendment, the “Plan”).
We have acted as counsel to the Company in connection with the preparation of the Registration Statement. In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company’s Restated Articles of Organization, as amended, and Amended and Restated By-laws, as amended; (c) certain records of the Company’s corporate proceedings as reflected in its minute books; (d) the Plan; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.
We express no opinion herein concerning the laws of any jurisdiction other than the laws of the United States of America and the Business Corporation Act of the Commonwealth of Massachusetts.
In rendering the opinion expressed herein, we assume that all steps necessary to comply with the registration requirements of the Act and with applicable requirements of state law regulating the sale of securities will be duly taken.
Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares have been duly authorized for issuance by all necessary corporate action and, when issued and delivered in the manner and on the terms set forth in the Plan, will be validly issued, fully paid and nonassessable.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
Posternak Blankstein & Lund LLP

By:	/s/ Michael L. Andresino A Partner thereof